Exhibit 10.1

SEPARATION AND RELEASE OF CLAIMS AGREEMENT

THIS SEPARATION AND RELEASE OF CLAIMS AGREEMENT (this “Agreement”) is entered into by and between Keagan J. Kerr (“Employee” or “You”) and Coeur Mining, Inc. (“Company”).
RECITALS
A.Employee has been employed by the Company and has notified the Company of his resignation. Accordingly, Employee’s employment is terminated effective January 31, 2016, and Employee’s last date of work is January 29, 2016.

B.Employee and the Company desire to resolve any and all disputes that may exist, whether known or unknown, between them, including, but not limited to, disputes relating to Employee’s employment with the Company and the termination of that employment relationship.

C.The Company has an Executive Severance Policy under which Employee was covered under which no severance or any other benefits are due as a result of Employee’s voluntary resignation. The Company also may make separation payments to Employee if it chooses to do so in exchange for a full release of claims and other obligations.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Supplemental Waiver and Release Agreement (“Supplemental Release”), attached hereunder as Exhibit A, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, You and the Company agree as follows:
AGREEMENT
1.Effective Date. This Agreement is effective on the date this Agreement is signed by both You and the Company.

2.Termination of Employment: Your employment with the Company terminates effective January 31, 2016 (the “Separation Date”). However, in the event that the Company requests You to remain employed and work for an additional period of time, you must do so in order to receive the benefits provided in Paragraph 3.

3.Separation Assistance. Upon Your signing and returning and the Company countersigning this Agreement, You will receive the payments and/or benefits described below:

(a)Separation Payment. In consideration for Your promises and covenants contained in this Agreement and the Supplemental Release, Company agrees to pay You an amount equal to $143,925 (the “Separation Payment”) subject to statutory and elective deductions and withholdings. This Separation Payment will be paid in a lump sum payment on or prior to January 29, 2016, and includes, but is not limited to, any severance, bonus or other payment to which You may otherwise be entitled to from the Company through the Separation Date. In other words, this is the entire amount You will receive from the Company, and You agree that You are not entitled to any other payments except as stated herein.

(b)Health Insurance. In consideration for Your promises and covenants contained in this Agreement and the Supplemental Release, Company agrees to subsidize the cost of health insurance benefits through COBRA coverage by covering the employer paid portion of Your COBRA election for continuation of Your medical coverage for up to four (4) months after your medical coverage ends due to the termination of your employment. If You wish to enroll in COBRA continuation medical coverage, You must complete all paperwork necessary to elect COBRA coverage. You understand that this will not be done by the Company. If You fail to elect COBRA coverage or make a payment, the Company has no further duties with respect to health insurance. Under federal law, COBRA coverage normally lasts no more than a maximum of 18 months or until you become covered by new health care coverage.

(c)Other Benefits. Other than Sections 3(a) and (b) above in this Agreement, the Company has not agreed to provide You with any other benefits as part of this Agreement. Any other benefits to which You may be entitled will be governed by the terms of the appropriate benefit plans or applicable law.

(d)Acknowledgment. You acknowledge that the payments and benefits provided for in this Agreement exceed those which You would normally receive upon termination of the employment relationship in this situation and that such additional payments and benefits are in exchange for You signing this Agreement.

(e)Taxes. Company does not make any representations and is not providing any advice regarding the taxation of the payments described in this Agreement, including, but not limited to taxes, interest, and penalties under Section 409A of the Internal Revenue Code and liabilities under state tax laws (together, “Tax Liabilities”). No indemnification or gross-up is payable under this Agreement with respect to any such Tax Liabilities. You agree to release the Company from any and all claims related to Your Tax Liabilities and hold the Company harmless in the event of any claims made against You related to such Tax Liabilities.

4.Release.

(a)General Release. In exchange for the compensation, payments, benefits, promises and other consideration provided to You under this Agreement, to the fullest extent permitted by law, You for yourself, your successors, heirs and assigns, hereby forever release and discharge the Company and Releasees (as defined below) from any and all claims, grievances, injuries, causes of action, suits, arbitrations, wages, attorneys’ fees, costs, damages, promises, contracts or liabilities whatsoever, in law or in equity, whether known or unknown or suspected to exist by You, which You have had or may now have against Company or Releasees, including, but not limited to, any arising from or connected in any way with Your employment with the Company or the termination of that employment. Without limiting the generality of the foregoing, this waiver and release includes any claim or right based upon any federal, state, or local employment practices or laws including, but not limited to: Title VII of the Civil Rights Act of 1964, the Americans With

Disabilities Act (ADA), the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act (WARN), the Equal Pay Act, the Family and Medical Leave Act of 1993 (FMLA), the Employee Retirement Income Security Act (ERISA), the Illinois Human Rights Act, the Right to Privacy in the Workplace Act, the Illinois Health and Safety Act, the Illinois Worker Adjustment and Retraining Notification Act, the Illinois One Day Rest in Seven Act, the Illinois Union Employee Health and Benefits Protection Act, the Illinois Employment Contract Act, the Illinois Labor Dispute Act, the Victims' Economic Security and Safety Act, the Illinois Whistleblower Act and amendments to those laws as well as any claims under local statutes and ordinances that may be legally waived and released and/or any other federal, state or local laws dealing with employment claims, practices, discrimination, wrongful discharge, or breach of contract. Without limiting the generality of the foregoing, You hereby acknowledge and covenant that You have knowingly relinquished and forever release any and all remedies which might otherwise be available to You, including claims for back pay, liquidated damages, recovery of interest, costs, punitive damages or attorneys’ fees, and any claims for employment or re-employment with Company.

(b)Releasees. For purposes of this Agreement, the term “Releasees” includes the Company and the Company’s parents, subsidiaries, affiliates, related companies, partnerships and joint ventures, predecessors, successors and assigns, and with respect to each such entity, all of its past and present employees, officers, directors, shareholders, owners, representatives, agents, attorneys, assigns, insurers, employee benefits plans and such plans’ administrators, fiduciaries, trustees, assigns and agents, and each of its and their respective successors and assigns, each and all of them in their personal and representative capacities, and any other persons or entities acting on behalf of any of these persons or entities.

(c)Exceptions. Nothing in this Agreement constitutes a release or waiver by You, or prevents You from making or asserting: (i) any claim or right under COBRA; (ii) any claim or right for unemployment insurance or workers’ compensation benefits; (iii) any claim to vested benefits under the written terms of a qualified employee pension or retirement benefit plan; (iv) any claim that cannot be waived as a matter of law; and (v) any claim or right under this Agreement. In addition, the foregoing release of claims excludes and You do not waive, release or discharge (i) any right to file an administrative charge or complaint with the Equal Employment Opportunity Commission or other administrative agency, although the Employee waives any right to monetary relief related to such a charge or administrative complaint; and (ii) any right to make claims, which cannot be waived by law; provided, however, you waive any right to, and agree not to seek, any personal or monetary relief in any such charge, complaint, investigation, or proceeding, and if You receive any such personal or monetary relief, the Company will be entitled to an offset for the payments made to You under this Agreement. If it is determined that any claim covered by Paragraph 4 cannot be released as a matter of law, this release of claims will remain valid and fully enforceable as to the remaining released claims.

5.Absence of Certain Claims.

(a)You agree that as of the date you sign this Agreement: (i) if You requested a leave of absence, the Company has made available to You information about the Family and Medical Leave Act (“FMLA”) and other leave rights and You were not improperly denied any request for leave under the FMLA or other leave law; (ii) if You took leave under the FMLA or other leave law, the Company provided You with the full range of benefits to which You were entitled and did not subject You to any retaliation as a result of taking such leave; (iii) the Company paid You all wages, including overtime, commissions, bonuses, incentives, vacation and other time off benefits, and any other form of compensation or remuneration of any kind, and You have properly reported all hours that You have worked, if required to do so; and (iv) the Company gave You appropriate notice of Your separation from employment under the Worker Adjustment Retraining and Notification Act or similar state or local law, if applicable.

(b)As of the date You sign this Agreement you agree and warrant that: (i) You have advised the Company of all facts of which You are aware that You believe may constitute a violation of the Company’s general polices, compliance policies, legal obligations, or the law; (ii) the Company has resolved those issues to your satisfaction; (iii) you are not aware of any current violations of the Company’s general policies, compliance policies, legal obligations, or the law; and (iv) you have not suffered any adverse action as a result of your conduct in this regard.

6.Non-Admission of Liability. You and the Company agree that this Agreement shall not in any way be construed or interpreted as an admission of liability or wrongdoing by the Company, the Releasees, or You, any such liability or wrongdoing being expressly denied.

7.Return of Company Property. You covenant that on the Separation Date, You will have returned to the Company all Company property including, but not limited to, company credit cards, building passes, mobile devices, iPads, computer laptops, original and duplicate copies of all Your work product and of files, calendars, books, records, notes, notebooks, customer lists and proposals to customers, manuals, computer disks, thumb drives, diskettes and any other magnetic and other materials you have in your possession or under your control belonging to the Company and Releasees or containing confidential or proprietary information concerning the Company and Releasees or their customers or operations.

8.Cooperation. As a free and voluntary act, You agree after the termination date to cooperate at the Company’s request and expense with any inquiries, investigations, threats of litigation, or claims or lawsuits by or involving the Releasees on matters regarding which You had some knowledge or responsibility. You shall make yourself reasonably available at the Company’s request and expense for any inquiry, investigation or litigation, including specifically, but not exclusively, preparation for depositions and trial. You will not receive reimbursement for time spent testifying in depositions or trial or any interview by government officials. You agree not to assist or provide information in any private litigation against the Releasees, except as required under law or formal legal process, and only after first giving notice to the Company to allow the Company to take action with respect to any request for information or assistance by anyone.

9.Confidentiality. You agree to hold the facts and circumstances surrounding the execution of this Agreement and the Supplemental Release in strictest confidence.

10.Continuing Obligations.

(a)Confidential and Proprietary Information. Unless you first secure the Company’s written consent, you shall not directly or indirectly publish, disclose, market or use, or authorize, advise, hire, counsel or otherwise procure any other person or entity, directly or indirectly, to publish, disclose, market or use, any trade secrets, proprietary computer software and programs, and other confidential and proprietary information and materials of or about the Company and Releasees and their operations and customers, including any confidential and proprietary information and materials of which you became aware or informed during your employment with the Company (“Company Proprietary Information”). Such Company Proprietary Information is and shall continue to be the exclusive proprietary property of the Company and Releasees.

(b)Agreement Not to Compete. As a condition to and in consideration for any benefits provided under this Agreement, You shall not, during the term You provide consulting services to the Company under the Consulting Agreement between You and the Company dated as of February 1, 2016, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any affiliate (collectively, the “Company Group”) within any state, province or region in any country in which the Company Group conducts business, or has plans (of which You were aware) to conduct business, as of the Separation Date, or undertake any planning for any business competitive with the Company Group. Specifically, but without limiting the foregoing, You shall not engage in any manner in any activity that is directly or indirectly competitive with the business of the Company Group as conducted as of the Separation Date, and You further agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of the Company Group. For the purposes of this paragraph, the business of the Company shall include active exploration and precious metals mining operations. The foregoing, however, shall not prevent Your passive ownership of two percent (2%) or less of the equity securities of any publicly traded company.

(c)Agreement Not to Solicit Business Contacts. As a condition to and in consideration for any benefits provided under this Agreement, You shall not, for one (1) year following Your Separation Date (the “Restricted Period”), directly or indirectly (i) solicit or encourage any client, customer, bona fide prospective client or customer, supplier, licensee, licensor, landlord or other business relation of the Company and/or any of its affiliates (each a “Business Contact”) to terminate or diminish its relationship with them; or (ii) seek to persuade any such Business Contact to conduct with anyone else the business of the Company that such Business Contact conducts or could conduct with the Company and/or any of its affiliates.

(d)Agreement Not to Solicit or Hire Employees. As a condition to and in consideration for any benefits provided under this Agreement, You shall not, during the Restricted Period, directly or indirectly solicit for employment, employ or induce or attempt to induce any employees, consultants, contractors or representatives of the Company and/or any of its affiliates to stop working for, contracting with or representing the Company and/or its affiliates. Notwithstanding the foregoing, You will not be in breach or violation hereof in the event You use any form of industry wide or public media to advertise, seek or solicit employment, consulting, contract or representative services without specifically targeting the employees, consultants, contractors or representatives of the Company.

(e)Non-Disparagement. As a condition to and in consideration for any benefits provided under this Agreement, You shall not, during the Restricted Period or at any time thereafter, make, directly or indirectly, any public or private statements or other communications that are or could be harmful to or reflect negatively on (or that are otherwise disparaging of) the Company or any of its affiliates or their respective businesses, or any of their past, present or future officers, directors, employees, advisors, agents, policies, procedures, practices, decision-making, conduct, professionalism or compliance with standards. In addition, neither the Company nor any of its affiliates, officers or directors shall, during the Restricted Period or at any time thereafter, make, directly or indirectly, any public or private statements or other communications that are or could be harmful to or reflect negatively on (or that are otherwise disparaging of) You or Your conduct, professionalism or compliance with standards.

(f)Compliance with Law or Legal Process. Nothing in this Agreement prohibits or restricts any party or such party’s attorneys from their rights to: (i) disclose relevant and necessary information or documents in any action, investigation, or proceeding relating to this Agreement, or as required by law or legal process; or (ii) participate, cooperate, or testify in any action, investigation, or proceeding with, or provide information to, the Company’s Legal Department, any self-regulatory organization, any governmental agency, or legislative body; provided that, if permitted by law, upon receipt of any subpoena, court order or other legal process compelling the disclosure of any such information or documents, the party receiving the subpoena, order, or legal process shall give prompt written notice to the other party to permit the other party to protect its interests in confidentiality to the fullest extent possible.

(g)Termination of Benefits. In the event You, at any time, violate any of these Continuing Obligations or other confidentiality obligations to the Company: (i) You will be deemed in material breach of this Agreement and (ii) the Company will be relieved of any ongoing obligation to comply with any of the terms of this Agreement, including without limitation the obligation to make the Separation Payment described above, and (iii)the Company will be entitled to the return of all payments made to you pursuant to this Agreement and retaining the right to take any other action to enforce this Agreement and seek additional damages and other judicial relief for any breach.

11.Acknowledgments.

(a)Entire Agreement. The parties hereto acknowledge and agree that this Agreement contains the entire Agreement between Company and You with respect to the subject matter hereof and that it supersedes and invalidates any previous agreements or policies or contracts between them. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein shall be of any force or effect.

(b)Modification. This Agreement may not be changed orally, and no modification, amendment, or waiver of any of the provisions contained in this Agreement, nor any future representation, promise or condition in connection with the subject matter of this Agreement shall be binding upon any party unless made in writing and signed by both parties.

(c)Understanding of Agreement. You expressly state that you have carefully read this Agreement, understand it and agree and acknowledge that you are releasing Company from any possible claim which you may have relating to your employment with Company or the termination of such employment. You further agree that it has been recommended to You that You consult with an attorney and any other advisor of Your own choosing regarding Your execution of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

Coeur Mining, Inc. By: _/s/ Mitchell J. Krebs________________ Name: Mitchell J. Krebs Title: President, Chief Executive Officer and Director Date: January 21, 2016	EMPLOYEE /s/ Keagan J. Kerr________________ Keagan J. Kerr Date: January 21, 2016

SUPPLEMENTAL WAIVER AND RELEASE AGREEMENT
THIS SUPPLEMENTAL WAIVER AND RELEASE AGREEMENT (“Supplemental Release”) is entered into by Keagan J. Kerr (“Employee” or “You”) for the benefit of Coeur Mining, Inc. (“Company”) and the other Releasees. Capitalized terms not otherwise defined herein will have the same meaning ascribed to them in the Separation and Release of Claims Agreement (“Agreement”), and you hereby agree as follows:
1.Release.

(a)General Release. In exchange for the compensation, payments, benefits, promises and other consideration provided to You under the Agreement, to the fullest extent permitted by law, You for yourself, your successors, heirs and assigns, hereby forever release and discharge the Company and Releasees (as defined below) from any and all claims, grievances, injuries, causes of action, suits, arbitrations, wages, attorneys’ fees, costs, damages, promises, contracts or liabilities whatsoever, in law or in equity, whether known or unknown or suspected to exist by You, which You have had or may now have against Company or Releasees, including, but not limited to, any arising from or connected in any way with Your employment with the Company or the termination of that employment. Without limiting the generality of the foregoing, this waiver and release includes any claim or right based upon any federal, state, or local employment practices or laws including, but not limited to: Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act (ADA), the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act (WARN), the Equal Pay Act, the Family and Medical Leave Act of 1993 (FMLA), the Employee Retirement Income Security Act (ERISA), the Illinois Human Rights Act, the Right to Privacy in the Workplace Act, the Illinois Health and Safety Act, the Illinois Worker Adjustment and Retraining Notification Act, the Illinois One Day Rest in Seven Act, the Illinois Union Employee Health and Benefits Protection Act, the Illinois Employment Contract Act, the Illinois Labor Dispute Act, the Victims' Economic Security and Safety Act, the Illinois Whistleblower Act and amendments to those laws as well as any claims under local statutes and ordinances that may be legally waived and released and/or any other federal, state or local laws dealing with employment claims, practices, discrimination, wrongful discharge, or breach of contract. Without limiting the generality of the foregoing, You hereby acknowledge and covenant that You have knowingly relinquished and forever release any and all remedies which might otherwise be available to You, including claims for back pay, liquidated damages, recovery of interest, costs, punitive damages or attorneys’ fees, and any claims for employment or re-employment with Company.

(b)Exceptions. Nothing in this Supplemental Release constitutes a release or waiver by You, or prevents You from making or asserting: (i) any claim or right under COBRA; (ii) any claim or right for unemployment insurance or workers’ compensation benefits; (iii) any claim to vested benefits under the written terms of a qualified employee pension or retirement benefit plan; (iv) any claim that cannot be waived as a matter of law; and (v) any claim or right under this Agreement. In addition, the foregoing release of claims excludes and You do not waive, release or discharge (i) any right to file an administrative charge or complaint with the Equal Employment Opportunity Commission or other administrative agency, although the Employee waives any right to monetary relief related to such a charge or administrative complaint; and (ii)

any right to make claims which cannot be waived by law; provided, however, you waive any right to, and agree not to seek, any personal or monetary relief in any such charge, complaint, investigation, or proceeding, and if You receive any such personal or monetary relief, the Company will be entitled to an offset for the payments made to You under the Agreement. If it is determined that any claim covered by this Paragraph cannot be released as a matter of law, this release of claims will remain valid and fully enforceable as to the remaining released claims.

2.Absence of Certain Claims.

(a)You agree that as of the date you sign this Supplemental Release: (i) if You requested a leave of absence, the Company has made available to You information about the Family and Medical Leave Act (“FMLA”) and other leave rights and You were not improperly denied any request for leave under the FMLA or other leave law; (ii) if You took leave under the FMLA or other leave law, the Company provided You with the full range of benefits to which You were entitled and did not subject You to any retaliation as a result of taking such leave; (iii) the Company paid You all wages, including overtime, commissions, bonuses, incentives, vacation and other time off benefits, and any other form of compensation or remuneration of any kind, and You have properly reported all hours that You have worked, if required to do so; and (iv) the Company gave You appropriate notice of Your separation from employment under the Worker Adjustment Retraining and Notification Act or similar state or local law, if applicable.

(b)As of the date You sign this Supplemental Release you agree and warrant that: (i) You have advised the Company of all facts of which You are aware that You believe may constitute a violation of the Company’s general polices, compliance policies, legal obligations, or the law; (ii) the Company has resolved those issues to your satisfaction; (iii) you are not aware of any current violations of the Company’s general policies, compliance policies, legal obligations, or the law; and (iv) you have not suffered any adverse action as a result of your conduct in this regard.

3.Return of Company Property. You covenant that You will have returned to the Company all Company property including, but not limited to, company credit cards, building passes, mobile devices, iPads, computer laptops, original and duplicate copies of all Your work product and of files, calendars, books, records, notes, notebooks, customer lists and proposals to customers, manuals, computer disks, thumb drives, diskettes and any other magnetic and other materials you have in your possession or under your control belonging to the Company and Releasees or containing confidential or proprietary information concerning the Company and Releasees or their customers or operations.

EMPLOYEE _________________________________ Keagan J. Kerr Date: ____________________________